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                       NORTHSTAR REALTY FINANCE ANNOUNCES
                             FORM 10-Q FILING UPDATE

NEW YORK, December 15, 2004 -- NorthStar Realty Finance Corp. (NYSE: NRF) today provided an update of its progress toward filing the quarterly report on Form
10-Q which will present the results of operations for the three and nine months ended September 30, 2004 of NorthStar Realty's predecessor, a combination of certain controlling and non-controlling interests in real estate-related entities that comprised the initial portfolio of assets contributed to NorthStar
Realty at the time of its initial public offering. The Company does not expect to file its Form 10-Q for the quarter ended September 30, 2004 until its independent accountants complete their review of the predecessor's financial statements for the third quarter of 2004, which the Company now expects will be completed no later than December 31, 2004.

At this point, although the review process is ongoing, the Company currently expects to make an adjustment to the predecessor's net income of approximately
($1.0) million in the first six months ended June 30, 2004 primarily related to the recording of unrealized gains and losses associated with the warehouse arrangement for the predecessor's second CDO. This adjustment is expected to be offset by a related increase of approximately $1.0 million to other comprehensive income for the predecessor's third quarter ended September 30,
2004 and, as a result, the Company expects this adjustment to have no material cumulative net effect on predecessor's owners' equity at September 30, 2004. At this point, the Company does not anticipate these changes to its results will have a material impact on the Company's investments or future earnings.

ABOUT NORTHSTAR REALTY FINANCE CORP.

NorthStar Realty Finance Corp. is an internally-managed REIT that makes fixed income, structured finance and net lease investments in commercial real estate assets. NorthStar Realty's business consists of three core business lines:
subordinate real estate debt, real estate securities and net lease properties.
For more information about NorthStar Realty Finance Corp, please visit
www.nrfc.com.

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.
These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar Realty can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from
NorthStar Realty's expectations include, but are not limited to changes in economic conditions generally and the real estate and bond markets specifically, legislative or regulatory changes (including changes to laws governing the taxation of REITs), availability of capital, interest rates and interest rate spreads, policies and rules applicable to REITs, the continued service of key management personnel, the effect of competition in the real estate finance industry, the costs associated with

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compliance and corporate governance, including the Sarbanes-Oxley Act and related regulations and requirements, and other risks detailed from time to time in NorthStar Realty's SEC reports. Such forward-looking statements speak only as of the date of this press release. NorthStar Realty expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in NorthStar Realty Form S-11 (No. 333-114675),
as declared effective by the Securities and Exchange Commission on October 25,
2004.

Contact:
Investor Relations
(800) 684-8879